Exhibit 8.1

List of Subsidiaries and Consolidated Variable Interest Entities of Zepp Health Corporation

Subsidiaries	Place of Incorporation
ZEPP Inc.	United States
Huami North America Inc.	United States
Zepp Investment Platform I Ltd.	United States
ZEPP Inc. (Canada)	Canada
Galaxy Trading Platform Limited	British Virgin Islands
Zepp Europe Holding B.V.	Netherlands
Hong Kong Zepp Holding Limited	Hong Kong
Beijing Shunyuan Kaihua Technology Co., Ltd.	People’s Republic of China
Anhui Huami Health Technology Co., Ltd.	People’s Republic of China
Huami (Shenzhen) Information Technology Co., Ltd.	People’s Republic of China
Beijing Huami Intelligent Technology Co., Ltd.	People’s Republic of China
Huzhou Huayuan Chuangxu Management Consulting Partnership (L.P.)	People’s Republic of China
Anhui Shunyuan Xinke Management Consulting Partnership (L.P.)	People’s Republic of China

Consolidated Variable Interest Entities	Place of Incorporation
Huami (Beijing) Information Technology Co., Ltd.	People’s Republic of China
Anhui Huami Information Technology Co., Ltd.	People’s Republic of China

Subsidiaries of Consolidated Variable Interest Entities	Place of Incorporation
Anhui Huami Healthcare Co., Ltd.	People’s Republic of China
Huami (Nanjing) Information Technology Co., Ltd.	People’s Republic of China
Hefei Hi-Tech Huami Intelligence Polyclinic Co. Ltd.	People’s Republic of China
Anhui Huami Medical System Co., Ltd.	People’s Republic of China
Huami Beijing Medical Health Technology Co., Ltd.	People’s Republic of China
Hefei Huami Micro-electronics Co., Ltd	People’s Republic of China